Exhibit 10.1

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AVAILABLE EXEMPTION FROM THE REGISTATION REQUIREMENTS OF THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS CONFIRMED BY AN OPINION OF COUNSEL IN GENERALLY ACCEPTABLE FORM, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
CLS HOLDINGS USA, INC.
Convertible Debenture
Issuance Date: July 20, 2018	Original Principal Amount: $500,000
No. CLSH-1-2

FOR VALUE RECEIVED, CLS HOLDINGS USA, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of YA II PN, LTD. or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date (each, as defined herein), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon any Installment Date or the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is issued pursuant to the Securities Purchase Agreement.  Certain capitalized terms used herein are defined in Section 17.
(1)          GENERAL TERMS
(a)          Payment of Principal.  On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 3. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest. The “Maturity Date” shall be November 14, 2019, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or (ii) in the event that any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Holder.
(b)          Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to 8% (“Interest Rate”).  Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder shall be paid on each Installment Date and on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures at the option of the Company in cash, or, provided that the Equity Conditions are then satisfied converted into Common Stock at the Market Conversion Price on the Trading Day immediately prior to the date paid.
(2)          EVENTS OF DEFAULT.
(a)          An “Event of Default”, wherever used herein, means any one of the following events which after notice to the Company remain uncured for a period of 3 business days after such notice if an Event of Default under 2(a)(i), 2(a)(vii) and 2(viii) herein and 5 business days after such notice for all other Events of Default under Section 2(a) (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
(i)          the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;
(ii)          The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts in the aggregate grater that $100,00 generally as they become due unless disputed by the Company in god faith; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;
(iii)          The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;
(iv)          The Common Stock ceases to be so quoted or listed for trading for trading on the OTCQB Venture Market operated by OTC Markets Group (the “Primary Market”) for a period of 5 consecutive Trading Days;
(v)          [RESERVED]
(vi)          The Company shall fail to file the Underlying Shares Registration Statement with the Commission no later July 20, 2018, or the Underlying Shares Registration Statement is not maintained effective as set forth in the Registration Rights Agreement (“Registration Rights Agreement”) dated the date hereof by and between the Company and the Holder, or, the effectiveness of the Underlying Shares Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder’s Registrable Securities (as defined in the Investor Registration Rights Agreement) in accordance with the terms of the Investor Registration Rights Agreement, and such lapse or unavailability continues for a period of more than 30 consecutive Trading Days or for more than an aggregate of twenty 60 calendar days in any 365-day period (which need not be consecutive);
(vii)          the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within 3 Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debenture, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of the Debenture into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section 4(f);
(viii)          The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within 3 Business Days after such payment is due;
(ix)          The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any Transaction Documents (as defined in Section 17) which is not cured within the time prescribed.
(x)          any Event of Default occurs with respect to any Transaction Document.
(b)          During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full unpaid Principal amount of this Debenture, together with Interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash. If an Event of Default occurs and for so long as such Event of Default remains uncured, the Interest Rate on this Debenture shall immediately become 15% per annum and shall remain at such increased interest rate until the applicable Event of Default is cured. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default at the Market Conversion Price or (y) the Maturity Date at the Fixed Conversion Price, in each case notwithstanding the Company Installment Conversion Payment Limitation.  Except as provided for herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may if such Event of Default remains uncured after notice as may be provided for in the Transaction Documents immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
(3)          COMPANY INSTALLMENT IN CASH, CONVERSION OR REDEMPTION.
(a)          General.  On each applicable Installment Date, the Company shall pay to the Holder of this Debenture the Installment Amount plus the applicable Cash Payment Premium (collectively, a “Company Cash Payment”) in cash or by converting such Installment Amount into shares of Common Stock of the Company (a “Company Conversion Payment”), provided that there is not then an Equity Conditions Failure, nor is the Company Installment Conversion Payment Limitation exceeded, in accordance with this Section 3  or by any combination of a Company Cash Payment and a Company Conversion Payment so long as all of the outstanding applicable Installment Amount shall be paid (whether in cash or converted into shares of the Company’s Common Stock as provided for herein) on the applicable Installment Date, subject to the provisions of this Section 3.
(b)          On or prior to the date which is the 5th Trading Day prior to each Installment Date (each, an “Installment Notice Date”), the Company shall deliver written notice (each, a “Company Installment Notice”) to the Holder which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Holder’s Debenture shall be converted in whole pursuant to a Company Conversion Payment (such amount to be converted, the “Company Conversion Amount”), or (B) (1) specify the portion of the applicable Installment Amount (including Interest and the applicable Cash Payment Premium) which the Company elects to pay in cash, or is required to pay in cash in accordance with the provisions of this Debenture, pursuant to a Company Cash Payment (the “Company Cash Amount”) and (2) the portion of the applicable Installment Amount (including Interest) that the Company elects to convert pursuant to a Company Conversion Payment which amounts when added together, must equal the applicable Installment Amount and (ii) if the Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion Payment, certify that there is not then an Equity Conditions Failure as of the date of the Company Installment Notice.
Each Company Installment Notice shall be irrevocable.  If the Company does not timely deliver a Company Installment Notice in accordance with this Section 3, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion Payment and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with any such conversion.  The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 3) shall be converted in accordance with Section 3(c) and the Company Cash Amount shall be paid in accordance with Section 3(d).
(c)          Mechanics of Company Conversion Payment.  Subject to Section 3(e), if the Company delivers a Company Installment Notice and elects, or is deemed to have elected, in whole or in part, a Company Conversion Payment in accordance with Section 3(b), then the applicable Company Conversion Amount, shall be converted as of the applicable Installment Date by converting on such Installment Date such Company Conversion Amount at the Market Conversion Price; provided that the Equity Conditions are then satisfied (or waived in writing by the Holder) and the Company Installment Conversion Payment Limitation is not exceeded on such Installment Date. Such shares of the Company’s Common Stock to be delivered in connection with such Company Conversion Payment shall be made in accordance with Section 4(e)(ii) herein.
If the Equity Conditions are not satisfied (or waived in writing by the Holder), then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following or if the Company Installment Conversion Payment Limitation is exceeded on such Installment Date, the Company at its option shall do one of the following: (i) redeem pursuant to the terms of the Debenture all or any part of the unconverted Company Conversion Amount designated by the Holder (such designated amount is referred to as the “Unconverted Installment  Amount”) and the Company shall pay to the Holder within 3 days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to such Unconverted Installment Amount, and/or (ii) the Company Conversion Payment shall be null and void with respect to all or any part of the unconverted Company Conversion Amount designated by the Holder and the Holder shall be entitled to all the rights of a holder of this Debenture with respect to such designated amount of the Company Conversion Amount; provided, however, that the Market Conversion Price for such unconverted Company Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Market Conversion Price as in effect on the date on which the Holder voided the Company Installment Conversion Payment and (B) the Market Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto.  If the Company fails to redeem any Unconverted Installment Amount by the 3rd day following the applicable Installment Date, then the Holder shall have all rights under this Debenture (including, without limitation, such failure constituting an Event of Default).  Notwithstanding anything to the contrary in this Section 3(c), but subject to Section 4(f)(i), until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 4.  In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amount relating to the applicable Installment Date as set forth in the applicable Conversion Notice.
(d)          Mechanics of Company Cash Payment.  If the Company elects a Company Cash Payment in accordance with Section 3(b), then the Company Cash Amount, if any, which is to be paid to the Holder on the applicable Installment Date shall be paid by the Company on such Installment Date, to the Holder by wire transfer of immediately available funds, in an amount in cash equal to the Installment Amount being repaid in cash, plus the Cash Payment Premium of the Principal portion of such Installment Amount, plus accrued and unpaid Interest. If the Company fails to deliver to the Holder via wire transfer the Company Cash Amount on the applicable Installment Date then at the option of the Holder designated in writing to the Company (any such designation, “Conversion Notice” for purposes of this Debenture), the Holder may require the Company to convert all or any part of the Company Cash Amount into shares of Common Stock of the Company at the Market Conversion Price.  Conversions required by this Section 3(d) shall be made in accordance with the provisions of Section 4(d).  Notwithstanding anything to the contrary in this Section 3(d), but subject to Section 4(f)(i), until the Company Cash Amount is paid in full, the Company Cash Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 4.  In the event the Holder elects to convert all or any portion of the unpaid Company Cash Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Cash Amount so converted shall be deducted from the Installment Amount relating to the applicable Installment Date as set forth in the applicable Conversion Notice.
(e)          Deferred Installment Amount.  Notwithstanding any provision of this Section 3 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company at least 2 calendar days prior to any Installment Notice Date electing to have the payment of all or any portion of an Installment Amount payable on the next Installment Date deferred to the Maturity Date.  Any amount deferred to the Maturity Date pursuant to this Section 3(e) shall continue to accrue Interest through the Maturity Date.
(f)          Cancellation of Installment Amount.  Notwithstanding any provision of this Section 3 to the contrary, in the event that the VWAP of the Common Stock equals or exceeds $0.40 per share, as quoted by Bloomberg, LP, for each of the 10 consecutive Trading Days immediately preceding the Installment Notice Date and no Event of Default has occurred then the Installment Amount payable on such Installment Date shall be deferred to the Maturity Date.  Any amount deferred to the Maturity Date pursuant to this Section 3(f) shall continue to accrue Interest through the Maturity Date.
(g)          Company’s Cash Redemption.  The Company at its option shall have the right to redeem (a “Redemption”), in part or in whole, outstanding Principal and Interest under this Debenture in addition to any Installment Amount payments prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the VWAP of the Company’s Common Stock is less than the Fixed Conversion Price and (ii) there is no Equity Conditions Failure.  The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to 1) if such

Redemption occurs within 180 calendar days from the date of the Securities Purchase Agreement an amount equal to 20% of the outstanding Principal Amount being redeemed plus outstanding and accrued Interest and 2) if such Optional Redemption occurs after 180 calendar days from the date of the Securities Purchase Agreement an amount equal to 25% of the outstanding Principal Amount plus outstanding and accrued Interest. In order to make a Redemption pursuant to this Section, the Company shall first provide 7 business days advanced written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of Principal and Interest it desires to redeem plus the applicable Redemption Premium (the “Redemption Amount”). After receipt of the Redemption Notice the Holder shall have 7 Business Days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(f).  On the 8th Business Day after the Redemption Notice, the Company shall deliver to the Holder via wire transfer of immediately available funds the Redemption Amount with respect to the Principal Amount and Interest redeemed after giving effect to conversions by the Holder effected during the 7 Business Day period.
(4)          CONVERSION OF DEBENTURE.          This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 4.
(a)          Conversion Right.  Subject to the provisions of Section 4(f), at any time or times on or after the Issuance Date and notwithstanding any pending Company Cash Payment, Company Conversion Payment or Redemption, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(e)(i), at the Fixed Conversion Price except as provided for in Section 2(b).  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Fixed Conversion Price (the “Conversion Rate”).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
(b)           “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.
(c)          “Fixed Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $0.40, subject to adjustment as provided herein.  All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.
(d)          “Market Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, 75% of the lowest VWAP of the Company’s Common Stock during the 15 Trading Days immediately preceding the Conversion Date. All such prices used in such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.
(e)          Mechanics of Conversion.
(i)          Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 4(e)(iv), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction).  On or before the 3rd Business Day following (i) the date of receipt of a Conversion Notice or (ii) an Installment Date if the Company has delivered a Company Installment Notice pursuant to which a Company Conversion Payment will be made (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock pursuant to the Securities Purchase Agreement and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to Section 2(g) of the Securities Purchase Agreement.  If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than 3 Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission pursuant to the notice delivery provisions in Section 7 herein of a Conversion Notice procedures set forth in this Section 4(e)(i).
(ii)          Company’s Failure to Timely Convert.  If within 3 Trading Days after the Company’s receipt by electronic mail of a copy of a Conversion Notice or an Installment Date if the Company has delivered a Company Installment Notice pursuant to which a Company Installment Conversion Payment will be made the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such conversion of any Conversion Amount, unless such delivery failure results from a failure of the Company’s transfer agent to issue such shares as a result of an act of terrorism, war, natural disaster, act of god or other force majure event,  (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within 3 Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.
(iii)          Automatic Conversion.  Subject to Section 4(f)(i) herein this Debenture will automatically convert if the Company’s Common Stock has traded at 300% or more above the Fixed Conversion Price for a period of 20 consecutive Trading Days, as quoted by Bloomberg, LP, provided that the Holder is entitled to sell all such Conversion Shares pursuant to an effective registration statement or Rule 144 and the Company’s Common Stock has an average daily traded volume of $350,000 per day during the same period of 20 consecutive Trading Days, as quoted by Bloomberg, LP.
(iv)          Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.
(f)          Limitations on Conversions.
(i)          Beneficial Ownership.  The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.    Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 4(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
(g)          Other Provisions.
(i)          The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within 3 Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.
(ii)          All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.
(iii)          The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared and remains effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.
(iv)          Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for a Conversion Failure and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(5)          Adjustments to the Fixed Conversion Price.
(a)          Adjustment of Conversion Price upon Issuance of Common Stock.  If the Company, at any time while this Debenture is outstanding, issues or sells, or in accordance with this Section 5(a) is deemed to have issued or sold, any shares of Common Stock, excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Conversion Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.  For purposes of determining the adjusted Fixed Conversion Price under this Section 5(a), the following shall be applicable:
(i)          Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option together with the price paid for such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.
(ii)          Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.
(iii)          Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section, if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
(iv)          Calculation of Consideration Received.  In case any Option (other than an Excluded Security) is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount raised by the Company; provided that any deductions made from the gross amount are commercially reasonable commissions and expenses in connection with such capital raise.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value of such securities as mutually determined by the Company and the Holder of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within ten 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within 5 Business Days after the 10th day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
(v)          Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)          Adjustment of the Fixed Conversion Price upon Subdivision or Combination of Common Stock.  If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Fixed Conversion Price, as applicable, shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(c)          Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
(d)          Other Events.  If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 5.
(e)          Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.
(f)          Whenever the Fixed Conversion Price is adjusted pursuant to Section 5 hereof, the Company shall promptly mail to the Holder a notice setting forth the Fixed Conversion Price, as applicable, after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(g)          Neither the Company, nor any subsidiary of the Company, shall be a party to any Change of Control Transaction unless, at least ten (10) days prior to the consummation of such Change of Control Transaction, but not prior to the public announcement of such Change of Control Transaction, the Company shall deliver written notice thereof to the Holder (a “Change of Control Notice”).  At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control Transaction, the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Principal amount the Holder is electing to redeem. The portion of this Debenture subject to redemption pursuant to this Section 5(h) shall be redeemed by the Company in cash at a price equal to the Principal amount being redeemed, plus applicable Cash Payment Premium, plus the amount of any accrued but unpaid Interest on this Debenture.
(6)          REISSUANCE OF THIS DEBENTURE.
(a)          Transfer.  If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.
(b)          Lost, Stolen or Mutilated Debenture.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 6(d)) representing the outstanding Principal.

(c)          Debenture Exchangeable for Different Denominations.  This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 6(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)          Issuance of New Debentures.  Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date to the date the Debenture is reissued.
(7)          NOTICES.          Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon:  (i) receipt, when delivered personally, (ii) 1 Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or  (iii) receipt, which shall mean the next Business day if such notice is sent after 5:00pm EST, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission. The addresses and e-mail addresses for such communications shall be:
If to the Company, to:	CLS Holdings USA, Inc.
11767 South Dixie Highway – Suite 115
Miami, FL 33156
Attention: Jeffrey I. Binder Telephone: (305) 992-2500
Email: jeff@clslabs.com jeff@jbinder.net

With a copy to:	Broad and Cassel LLP
One North Clematis Street – Suite 500
West Palm Beach, FL 33401
Attention: Kathleen L. Deutsch, Esq.
Telephone: (561)832-3300
Email: kdeutsch@broadandcassel.com kathydash@aol.com

If to the Holder:	YA II PN, Ltd. c/o Yorkville Advisors Global, LP
1012 Springfield Avenue

Mountainside, NJ 07092
Attention: Mark Angelo Telephone: (201) 536-5114
Email: mangelo@yorkvilleadvisors.com

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 536-5109
Email: Legal@yorkvilleadvisors.com

or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
(8)          Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder (which shall include combining (by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares); (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents or as may be required pursuant to the Company’s convertible loans outstanding as of the date hereof, or as long as there is not in existence any uncured Event of Default, as may be permitted pursuant to the Company’s convertible loans; or (iii) enter into any agreement with respect to any of the foregoing.
(9)          This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
(10)          Except as set forth in the SEC Documents and Schedule 10, no indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.
(11)          This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof.  Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Union County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.
(12)          If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
(13)          Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
(14)          If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
(15)          Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
(16)          THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.
(17)          CERTAIN DEFINITIONS          For purposes of this Debenture, the following terms shall have the following meanings:
(a)          “Approved Stock Plan” means a stock plan, award or arrangement pursuant to which the Company’s securities may be issued to any employee, officer, or director or third party service providers in the normal course of business, for services provided to the Company or to a new hire in connection with future employment by the Company, provided that (i) such plan, award or arrangement and any issuance made pursuant thereto has been approved by the Board of Directors of the Company, and (ii) the issuance of any such shares are not subject to any registration statement or contain any registration rights.
(b)          “Bloomberg” means Bloomberg Financial Markets.
(c)          “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.
(d)          “Cash Payment Premium” means with regard to any Installment Amount being paid in cash an amount equal to an amount equal to 20% of the of the Installment Amount for Installment Amounts due within 180 days following the date of execution of the Securities Purchase Agreement, and 25% of the Installment Amount for Installment Amounts due thereafter.
(e)          “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).  Notwithstanding the foregoing, neither the consummation the Oasis Acquisition, nor the consummation of the financing transaction undertaken by a Canadian agent as described in the Company’s Form 8-K dated May 8, 2018, shall constitute a Change of Control Transaction.
(f)          “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.
(g)          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
(h)          “Commission” means the Securities and Exchange Commission.
(i)          “Common Stock” means the common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.
(j)          “Company Installment Conversion Payment Limitation” means 300% of the average daily dollar trading volume, as quoted by Bloomberg, LP of the Company’s Common Stock over the 10 consecutive Trading Day period immediately preceding an Installment Notice.
(k)          “Effective Date” has the meaning ascribed to such term in the Registration Rights Agreement.
(l)          “Equity Conditions” means that each of the following conditions is satisfied:  (i) on each day during the period beginning 2 weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Primary Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or Primary Market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or Primary Market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares with respect to any prior conversions of the Debenture, if any, to the Holder on a timely basis as set forth in

Section 4(e)(ii) hereof; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(f) hereof and the rules or regulations of the Primary Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.
(m)           “Equity Conditions Failure” means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).
(n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)          “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon conversion of the Debenture or any other Convertible Debentures issued pursuant to the Securities Purchase Agreement, or exercise of the Warrants, or (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date of the Securities Purchase Agreement, provided that the conversion or exercise price of such Options or Convertible Securities is not amended, modified or changed on or after the Subscription Date.
(p)          “Installment Amount” means with respect to any Installment Date, $62,500 of Principal amount of this Debenture, plus accrued and outstanding Interest.  In the event the Holder shall sell or otherwise transfer any portion of this Debenture, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder.  In the event that the Holder is the holder of more than one Debenture of this series of Convertible Debentures issued pursuant to the Securities Purchase Agreement, then the Holder shall have the right to allocate the total Installment Amount due to it among the Debentures as it sees fit and shall notify the Company of such allocation.
(q)          “Installment Date”  means each of the following dates: (i) December 1, 2018, (ii) January 1, 2019, (iii) February 1, 2019, (iv) March 1, 2019, (v) April 1, 2019, (vi) May 1, 2019, (vii) June 1, 2019, (viii) July 1, 2019.
(r)          “Oasis Acquisition” shall have the meaning set forth in the Securities Purchase Agreement.
(s)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(t)          “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(u)          “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
(v)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(w)          “Securities Purchase Agreement” means the Securities Purchase Agreement dated May 11, 2018 by and among the Company and the Investor.
(x)           “Trading Day” means a day on which the shares of Common Stock are quoted on the Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.
(y)          “Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Irrevocable Transfer Agent Instructions, the Warrants and the Registration Rights Agreement.
(z)          “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.
(aa)          “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.
(bb)          “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security as reported by Bloomberg, LP through its “Historical Price Table Screen (HP)” with Market: Weighted Ave function selected, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.
(cc)          “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
CLS HOLDINGS USA, INC.

By: /s/ Jeffrey I. Binder
Name: Jeffrey I. Binder
Title: Chairman and CEO

EXHIBIT I
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $                                                                   of the principal amount of Debenture No. CLSH-1-2 into Shares of Common Stock of CLS HOLDINGS USA, INC., according to the conditions stated therein, as of the Conversion Date written below.
Conversion Date:
Conversion Amount to be converted:	$
Applicable Conversion Price:	$
Number of shares of Common Stock to be issued:
Principal Amount of Debenture Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number: